Exhibit 99.1

Restoration Hardware, Inc. Announces Second Quarter Comparable Store Sales Increase 9.9%

Total second quarter net sales increase 13%

Second quarter direct to customer sales increase 46%

CORTE MADERA, Calif.—August 7, 2003—Restoration Hardware, Inc. (NASDAQ: RSTO) today announced net sales for the second quarter ended August 2, 2003 of $96.0 million, an increase of 13% from net sales of $85.0 million for the same period last year. Comparable store sales for the second quarter increased 9.9%.

Net sales for the direct-to-customer division, which includes catalog and Internet sales, increased 46% for the second quarter as compared to the same period a year ago.

Gary Friedman, President and CEO, commented “Customers continue to respond strongly to our new merchandise strategy.  Our comparable store sales improved 9.9% in the second quarter, versus an increase of 8.9% in the second quarter of last year.  Our second quarter direct to customer sales improved 46%, versus a 40% increase in last year’s second quarter.  We are excited about our business prospects in this year’s third quarter, as we enter the second phase of our repositioning, which includes the launch of our new proprietary bath faucets and fittings as well as the introduction of a new upholstered furniture strategy entitled ‘Our Sofa. Your Style.’”

As of August 2, 2003 the Company operated 102 retail stores in 31 states, the District of Columbia and Canada.

Restoration Hardware, Inc. is a specialty retailer of home furnishings, functional and decorative hardware and related merchandise that reflects the Company’s classic and authentic American point of view. Restoration Hardware sells its merchandise offering through its retail stores, catalog (800-762-1005) and on-line at www.restorationhardware.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that involve known and unknown risks.  Such forward-looking statements include, without limitation, statements concerning or relating to implications of the Company’s sales and financial results for the second quarter ended August 2, 2003, statements relating to implications of the Company’s new merchandise strategy, statements regarding business prospects and the Company’s repositioning in the third fiscal quarter, statements relating to the anticipated launch of the Company’s new proprietary bath faucets and fittings and introduction of a new upholstered furniture strategy, and other statements containing words such as “believes,” “anticipates,” “estimates,” “expects,” “may,” “intends” and words of similar import or statements of management’s opinion.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, market performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause such differences include, but are not limited to, finalization of financial results for the second quarter ended August 2, 2003, customer reactions to the Company’s current and anticipated programs and strategies, timely introduction and customer acceptance of the Company’s merchandise, further customer acceptance of the Company’s private label credit card, timely and effective sourcing of the Company’s merchandise from its foreign and domestic vendors and delivery of merchandise through its supply chain to its stores and customers, effective inventory and catalog management, changes in investor perceptions of the Company, fluctuations in comparable store sales, limitations resulting from restrictive covenants in the Company’s credit facility, changes in economic or business conditions in general, changes in political conditions in the United States and abroad in general, changes in product supply, changes in the competitive environment in which the Company operates, changes in the Company’s management information needs, changes in customer needs and expectations, governmental actions and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company’s Form 10-Q for the fiscal quarter ended May 3, 2003 in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the captions “Liquidity and Capital Resources”, “Critical Accounting Policies,” and “Factors that May Affect our Future Operating Results” and in “Controls and Procedures.” The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contact:

Restoration Hardware, Inc.

Kevin W. Shahan

Vice President and Chief Financial Officer

(415) 924-1005

(415) 945-4679 Fax